UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 17, 2019

Fiserv, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, including Zip Code)

(262) 879-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 16, 2019, Fiserv, Inc. (“Fiserv”), 300 Holdings, Inc. (“Merger Sub”), a wholly owned subsidiary of Fiserv, and First Data Corporation (“First Data”) entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, First Data will merge with and into Merger Sub (the “Merger”), with First Data being the surviving corporation of the Merger, and become a wholly owned subsidiary of Fiserv.

The board of directors of each of Fiserv and First Data has unanimously approved the Merger Agreement and the transactions contemplated thereby.

Simultaneously with the execution of the Merger Agreement, Fiserv entered into a voting and support agreement (the “Voting and Support Agreement”), a shareholder agreement (the “Shareholder Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with New Omaha Holdings L.P. (“New Omaha”). New Omaha, an affiliate of Kohlberg Kravis Roberts & Co. L.P., currently controls approximately 86% of the total voting power with respect to the outstanding shares of First Data’s Class A common stock, par value $0.01 per share, and First Data’s Class B common stock, par value $0.01 per share (collectively, the “First Data Common Stock”), voting as a single class. Upon the closing, New Omaha Holdings is expected to own approximately 16% of the outstanding common stock of Fisery.

Merger Agreement

Merger Consideration

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of First Data Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.303 of a share (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Fiserv (the “Fiserv Common Stock”).

At the Effective Time, First Data’s equity awards will generally be converted into Fisery equity awards and be governed by the same terms and conditions as were applicable to the corresponding First Data equity awards, in each case, after giving effect to the Exchange Ratio and appropriate adjustments to reflect the consummation of the Merger and the terms and conditions applicable to such awards prior to the Effective Time.

The shares of Fiserv Common Stock to be issued in the Merger will be listed on The NASDAQ Stock Market LLC (“NASDAQ”).

Governance

At the Effective Time, the Chief Executive Officer of Fiserv immediately prior to the Effective Time (the “Fiserv CEO”) will continue to serve as the Chief Executive Officer of Fiserv and will become the Chairman of the board of directors of Fiserv, and the Chief Executive Officer of First Data immediately prior to the Effective Time (the “First Data CEO”) will become the President and Chief Operating Officer of Fiserv and will serve as a director.

The parties have agreed to certain other governance terms in the Merger Agreement and, prior to the closing, the board of directors of Fiserv will cause Fiserv’s By-Laws to be amended and restated (as amended and restated, the “Amended By-Laws”) to reflect such terms. The Amended By-Laws, a form of which is set forth as Exhibit A to the Merger Agreement, will become effective as of the Effective Time. The governance terms described below will remain in place beginning on the closing date and ending immediately following the conclusion of the second annual meeting of Fiserv’s shareholders following the closing date.

At the Effective Time, the board of directors of Fiserv will consist of ten directors, of whom (i) six will be individuals designated by Fiserv, consisting of five independent directors of Fiserv and the Fiserv CEO, and (ii) four will be individuals designated by First Data, consisting of two independent directors of First Data, one director of First Data designated by and affiliated with New Omaha in accordance with the Shareholder Agreement, and the First Data CEO. At the Effective Time, a director designated by Fiserv will be appointed as the Lead Director of the board of directors of Fiserv.

At the Effective Time, the board of directors of Fiserv will have at least three standing committees: (i) an Audit Committee; (ii) a Compensation Committee; and (iii) a Nominating and Governance Committee. Each standing committee will have three to four members, with at least one qualified director designated by First Data. At the Effective Time, the chairperson of the Compensation Committee will be a director designated by First Data.

Conditions to the Merger

Completion of the Merger is subject to customary closing conditions for both parties, including (i) the adoption of the Merger Agreement by the stockholders of First Data; (ii) the approval of the issuance of Fiserv Common Stock pursuant to the Merger Agreement (the “Share Issuance”) by the shareholders of Fiserv; (iii) the approval for listing on the NASDAQ of Fiserv Common Stock to be issued pursuant to the Merger Agreement; (iv) the receipt of specified regulatory approvals or the expiration or termination of applicable waiting periods, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”); and (v) the effectiveness of the registration statement on Form S-4 registering the Fiserv Common Stock issuable in the Merger and the absence of any stop order or proceedings by the U.S. Securities and Exchange Commission (“SEC”) with respect thereto. The obligation of each of Fiserv and First Data to consummate the Merger is also conditioned on, among other things, the receipt by each of Fiserv and First Data of a tax opinion from its counsel as to the tax-free nature of the Merger, the truth and correctness of the representations and warranties made by the other party on the date of the Merger Agreement and on the closing date (subject to certain “materiality” and “material adverse effect” qualifications set forth in the Merger Agreement with respect to such representations and warranties), and the performance by the other party in all material respects of its obligations under the Merger Agreement. In addition, the obligation of First Data to consummate the Merger is conditioned on the adoption by Fiserv of the Amended By-Laws implementing the governance terms described above, which Amended By-Laws will become effective as of the Effective Time.

Certain Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties made by each of Fiserv and First Data, and also contains customary pre-closing covenants applicable to both parties, including mutual covenants, among others, (i) to operate its businesses in the ordinary course consistent with past practice in all material respects and to refrain from taking certain actions without the other party’s consent, (ii) not to solicit, initiate, seek or support or knowingly encourage or facilitate any inquiries or proposals, and, subject to certain exceptions, not to engage or participate in any negotiations with any third party concerning any acquisition proposal or provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any third party relating to any acquisition proposal, (iii) subject to certain exceptions, not to withdraw, qualify or modify the recommendation of its board of directors for the Merger Agreement or the Merger or the Share Issuance, as applicable and (iv) to use its respective reasonable best efforts to obtain governmental, regulatory and third party approvals.

In addition, the Merger Agreement contains covenants that require each of Fiserv and First Data to obtain their respective requisite shareholder approval and stockholder approval and, subject to certain exceptions, the board of directors of Fiserv to recommend to its shareholders to approve the Share Issuance, in the case of Fiserv, and the board of directors of First Data to recommend to its stockholders to approve and adopt the Merger Agreement, in the case of First Data. Pursuant to the Merger Agreement, Fiserv will call and hold a shareholder meeting to obtain the requisite shareholder approval, and First Data will, in lieu of calling a meeting of its stockholders, provide a form of stockholder written consent as mutually agreed by the parties to First Data’s stockholders as soon as reasonably practicable after the registration statement on Form S-4 filed by Fiserv registering the Fiserv Common Stock issuable in the Merger is declared effective under the Securities Act of 1933, as amended (“Securities Act”) (and, in the case of New Omaha, within 24 hours after such Form S-4 becomes effective) for the purpose of obtaining the requisite stockholder approval. However, in the event that First Data’s board of directors has changed its recommendation to its stockholders to approve and adopt the Merger Agreement, Fiserv will have the right, under certain circumstances, to request First Data to call and hold a stockholders meeting to obtain the requisite stockholder approval of the adoption of the Merger Agreement. Please refer to “Voting and Support Agreement” for description of New Omaha’s voting obligations under the circumstances described above.

The Merger Agreement contains certain termination rights for each of Fiserv and First Data, including in the event that (i) the Merger is not consummated on or before October 16, 2019 (as that date may be extended first to January 16, 2020 and then to April 16, 2020, in each case by either party under certain circumstances in which the requisite regulatory approvals have not been obtained but all of the other closing conditions set forth in the Merger Agreement have been satisfied or waived), (ii) the requisite approval of the shareholders of Fiserv or the stockholders of First Data is not obtained, (iii) any restraint having the effect of preventing the consummation of the Merger has become final and non-appealable or (iv) there is a breach of any of its covenants or agreements or any of its representations or warranties, which breach is material and not timely cured or cannot be cured.

In addition, Fiserv and First Data can each terminate the Merger Agreement upon a material breach by the other party and, prior to obtaining the requisite approval of the stockholders or shareholders, as applicable, of the other party if, among other things, the other party’s board of directors has changed its recommendation that its shareholders approve the Share Issuance, in the case of Fiserv, or its stockholders to approve and adopt the Merger Agreement, in the case of First Data, or has failed to make or reaffirm such recommendation in certain circumstances. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination by either party as a result of a change of recommendation by the other party’s board of directors, such party will receive a termination fee equal to $665 million in cash. In addition, under certain circumstances, upon the termination of the Merger Agreement relating to the failure to obtain HSR clearance or approval under any antitrust or competition law of the United States, First Data will receive a termination fee equal to $665 million in cash.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Fiserv or First Data or their respective businesses. Investors should note that the representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Fiserv and First Data in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Fiserv and First Data rather than establishing matters as facts, are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about Fiserv or First Data.

Voting and Support Agreement

Simultaneously with the execution of the Merger Agreement, Fiserv and New Omaha entered into the Voting and Support Agreement, dated as of the date of the Merger Agreement, with respect to all shares of First Data Common Stock that New Omaha beneficially owns as of the date thereof or thereafter. On the terms and conditions set forth in the Voting and Support Agreement, New Omaha irrevocably and unconditionally agreed that it will, promptly following the time at which the registration statement on Form S-4 filed by Fiserv registering the Fiserv Common Stock issuable in the Merger becomes effective under the Securities Act (and in any event within 24 hours of such time) and receipt by New Omaha of the joint proxy/written consent statement, execute and deliver its written consent to vote in favor of adopting the Merger Agreement and approving the Merger and against, among other things, another acquisition proposal or merger, in each case, unless First Data’s board of directors has changed its recommendation to its stockholders to approve and adopt the Merger Agreement. In the event that First Data’s board of directors has changed its recommendation to its stockholders to approve and adopt the Merger Agreement, New Omaha’s voting obligation is reduced to 30% of the aggregate voting power of First Data’s outstanding common stock plus additional votes based on the voting percentage of First Data’s other stockholders.

The Voting and Support Agreement will terminate on the date the Merger Agreement is terminated in accordance with its terms. The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting and Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference.

Shareholder Agreement

Simultaneously with the execution of the Merger Agreement, Fiserv and New Omaha entered into the Shareholder Agreement, dated as of the date of the Merger Agreement and effective as of the Effective Time, pursuant to which New Omaha has agreed, among other things, that until the aggregate ownership percentage of the outstanding shares of Fiserv Common Stock owned by New Omaha and its affiliated transferees first falls below 5%, New Omaha (i) may not acquire beneficial ownership of any Fiserv Common Stock except for the Fiserv Common Stock acquired in the Merger, and (ii) will be subject to customary standstill provisions, including prohibitions against (A) soliciting any extraordinary transaction involving Fiserv, (B) entering into any voting agreements with third parties, (C) seeking to influence management or the board of directors of Fiserv, or (D) calling any special shareholder meeting of Fiserv or soliciting any written consents or proxies with respect to the restricted actions.

For the first three months following the Effective Time, New Omaha may transfer its shares only to (i) Fiserv, (ii) affiliate transferees, and (iii) in a distribution to its equityholders. After the three-month anniversary of the Effective Time, New Omaha may transfer such shares, (A) in open market transactions under Rule 144 under the Securities Act, (B) in privately negotiated transactions, or (C) via widespread public offerings, and, with respect to each of (A), (B) and (C), subject to certain volume and other limitations

Until the aggregate ownership percentage of the outstanding shares of Fiserv Common Stock held by New Omaha and its affiliate transferees first falls below 5%, New Omaha may designate a director to be appointed to the board of directors of Fiserv in accordance with the terms of the Shareholder Agreement. Such director will be one of the four directors designated by First Data referred to above.

The Shareholder Agreement will terminate immediately upon the earlier of (i) the date the Merger Agreement is terminated in accordance with its terms and (ii) when the aggregate ownership percentage of the outstanding shares of Fiserv Common Stock held by New Omaha and certain of its affiliates falls below 3%. The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Shareholder Agreement, a copy of which is filed as Exhibit 4.1 hereto and is hereby incorporated into this report by reference.

Registration Rights Agreement

Simultaneously with the execution of the Merger Agreement, Fiserv and New Omaha entered into the Registration Rights Agreement, dated as of the date of the Merger Agreement and effective as of the Effective Time, pursuant to which New Omaha is entitled to certain shelf registration rights, demand registration rights and piggyback registration rights with respect to shares of Fiserv Common Stock it acquires in the Merger, in each case, subject to certain limitations.

The Registration Rights Agreement will terminate immediately upon the earlier of (i) the date the Merger Agreement is terminated in accordance with its terms and (ii) when the aggregate ownership percentage of the outstanding shares of Fiserv Common Stock held by New Omaha and its affiliate transferees falls below 2% and such shares may be freely sold without restrictions. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 hereto and is hereby incorporated into this report by reference.

Bridge Facility Commitment Letter

In connection with the Merger, Fiserv entered into a bridge facility commitment letter (the “Commitment Letter”) with JP Morgan Chase Bank, N.A. (“JPMorgan”), pursuant to which JPMorgan has committed to provide a 364-day senior unsecured bridge term loan facility, in an aggregate principal amount of $17.0 billion, for the purpose of refinancing certain indebtedness of First Data, making cash payments in lieu of fractional shares in the Merger, and paying fees and expenses related to the Merger, the refinancing, and the related transactions. Fiserv currently expects to replace the bridge facility prior to the closing of the Merger with permanent financing, which may include the issuance of debt securities and a term loan facility. In addition, JPMorgan has committed to provide a replacement revolving credit facility in an aggregate principal amount of $2 billion that would refinance and replace Fiserv’s existing revolving credit facility if certain amendments to Fiserv’s existing revolving credit agreement are not obtained at or prior to the closing of the Merger.

The commitments under the Commitment Letter are subject to customary conditions, including the execution and delivery of definitive documentation with respect to the bridge facility in accordance with the terms set forth in the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is filed as Exhibit 10.2 and is hereby incorporated into this report by reference.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction contemplated by the Merger Agreement. In connection with the proposed transaction contemplated by the Merger Agreement, Fiserv intends to file a registration statement on Form S-4 with the SEC that will include a joint proxy/consent solicitation statement of Fiserv and First Data that will also constitute a prospectus of Fiserv. This communication is not a substitute for the registration statement, the joint proxy/consent solicitation statement/prospectus or any other documents that will be made available to the shareholders of Fiserv and First Data, or any other documents that any party to the Merger Agreement, including Fiserv, First Data, or any of their respective affiliates, may file with the SEC or make available to their respective security holders. SHAREHOLDERS OF FISERV AND STOCKHOLDERS OF FIRST DATA AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, INCLUDING THE JOINT PROXY/CONSENT SOLICITATION STATEMENT/PROSPECTUS (WHEN AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

When available, shareholders will be able to obtain copies of the registration statement, including the joint proxy/consent solicitation statement/prospectus and any other documents that may be filed with the SEC (when available) free of charge from the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Fiserv also can be obtained free of charge from Fiserv’s website at www.fiserv.com. Copies of documents filed with the SEC by First Data also can be obtained free of charge from First Data’s website at www.firstdata.com.

Participants in the Solicitation

Fiserv, First Data, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Fiserv is set forth in the proxy statement relating to Fiserv’s 2018 annual meeting of shareholders filed with the SEC on April 10, 2018. Information about the directors and executive officers of First Data is set forth in the proxy statement relating to First Data’s 2018 annual meeting of stockholders filed with the SEC on March 29, 2018. Additional information regarding the interests of these participants will be included in the joint proxy/consent solicitation statement/prospectus regarding the proposed transaction and other relevant materials to be filed with the SEC when they become available. Shareholders should read the joint proxy/consent solicitation statement/prospectus carefully if and when it becomes available before making any voting or investment decisions. Shareholders may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

The information disclosed in this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the ability of Fiserv to complete the proposed acquisition and related transactions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe Fiserv’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements.

The factors that could cause Fiserv’s actual results to differ materially include, among others: the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the transaction within the expected time frames or at all and to successfully integrate the operations of First Data into those of Fiserv; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected, including for possible reasons such as unexpected costs, charges or expenses resulting from the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Fiserv, First Data and others related to the merger agreement; unforeseen risks relating to liabilities of Fiserv or First Data may exist; shareholder approval or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the amount of the costs, fees, expenses and charges related to the transaction, including the costs, fees, expenses and charges related to any financing arrangements entered into in connection with the transaction; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction. Fiserv and First Data are subject to, among other matters, changes in customer demand for their products and services; pricing and other actions by competitors; general changes in local, regional, national and international economic conditions and the impact they may have on Fiserv and First Data and their customers and Fiserv’s and First Data’s assessment of that impact; rapid technological developments and changes, and the ability of Fiserv’s and First Data’s technology to keep pace with a rapidly evolving marketplace; the impact of a security breach or operational failure on Fiserv’s and First Data’s business; the effect of proposed and enacted legislative and regulatory actions in the United States and internationally affecting the financial services industry as a whole and/or Fiserv and First Data and their subsidiaries individually or collectively; regulatory supervision and oversight, and Fiserv and First Data’s ability to comply with government regulations; the impact of Fiserv’s and First Data’s strategic initiatives; Fiserv’s and First Data’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the ability to contain costs and expenses; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; acts of war and terrorism; and other factors included in “Risk Factors” in Fiserv’s and First Data’s respective filings with the SEC, including their respective Annual Reports on Form 10-K for the year ended December 31, 2017, and in other documents that the companies file with the SEC, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. Fiserv assumes no obligation to update any forward-looking statements, which speak only as of the date of this communication.

*            *             *

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 16, 2019, by and among Fiserv, Inc., 300 Holdings, Inc. and First Data Corporation*

4.1	Shareholder Agreement, dated as of January 16, 2019, by and between Fiserv, Inc. and New Omaha Holdings L.P.

4.2	Registration Rights Agreement, dated as of January 16, 2019, by and between Fiserv, Inc. and New Omaha Holdings L.P.

10.1	Voting and Support Agreement, dated as of January 16, 2019, by and between Fiserv, Inc. and New Omaha Holdings L.P.

10.2	Bridge Facility Commitment Letter, dated as of January 16, 2019, by and between JPMorgan Chase Bank, N.A. and Fiserv, Inc.

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Fiserv agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: January 17, 2019	By:	/s/ Robert W. Hau
	Name:	Robert W. Hau
	Title:	Chief Financial Officer and Treasurer